UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 15, 2008.

URANIUM 308 CORP. (Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation	000-52476 (Commission File Number)	33-1173228 (IRS Employer Identification No.)

2820 W. Charleston Blvd., Suite 22 Las Vegas, Nevada (Address of principal executive offices)	89102 (Zip Code)

Registrant's telephone number, including area code (866) 892-5232

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 15, 2008, Uranium 308 Corp. (the “Company”) entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Success Start Energy Investment Co. (“Success Start”), a Hong Kong corporation, and the Company’s subsidiary, Tooroibandi Limited (the “Subsidiary”), whereby the Company has agreed to provide the consideration on behalf of the Subsidiary for the acquisition of two uranium exploration licenses from Success Start referenced as license number 10256X covering 1540 hectares (15.40 sq. km) (known as the Tsagaan Chuluut property) and license number 13060X covering 3116 hectares (31.15 sq. km) (known as the Khar Balgast property) (collectively, the “Licenses”), which Licenses are located 385 km east from the city of Ulaanbaatar, Mongolia and 75 km northwest from Undurkhaan, a town on the border of Umnudelger, Kherien and Binder Sum of Khentii Province of Mongolia in exchange for 10,000,000 shares of common stock of the Company and $8,000,000 in cash in accordance with the terms and conditions of the Asset Purchase Agreement..

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which is attached hereto as Exhibit 10.1.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On January 18, 2008 (the “Closing Date”), the Company completed the Asset Purchase Agreement, entered into between the Company, Success Start and the Subsidiary whereby the Subsidiary acquired the Licenses from Success Start in exchange for consideration from the Company to be paid to Success Start as follows:

(i)	upon confirmation of the transfer of the Licenses to the Subsidiary, the Company shall issue 5,000,000 shares of common stock to Success Start;
(ii)	within 75 days of the Closing Date of the Asset Purchase Agreement, the Company will pay $1,500,000 to Success Start;
(iii)
within 10 days after the completion of a Final Geological Resource Estimate (as defined in the Asset Purchase Agreement) that confirms the uranium mineralization calculations and survey results of the property covering the Licenses that were prepared by Russian geologists in 1951 and 1954, which is scheduled to be completed by September 30, 2008, the Company shall issue another 5,000,000 shares of common stock to Success Start; and

(iv)
within 60 days after the completion of the Final Geological Resource Estimate that confirms such uranium mineralization calculations and survey results mentioned above, the Company will pay an additional $6,500,000 to Success Start.

If the Final Geological Resource Estimate does not confirm the results of the reports prepared by the Russian geologists, then the parties hereto may mutually amend the terms and amounts of the cash portion and share portion of the purchase price, or else the Company and the Subsidiary may terminate the Asset Purchase Agreement and Success Start shall return the initial payment of $1,500,000 and surrender the 5,000,000 shares of common stock to the Company for cancellation within 30 days and the Subsidiary shall have the Licenses transferred back to Success Start within the same time period.

ITEM 8.01. OTHER EVENTS

Pursuant to Form 8-K, General Instructions F, registrant hereby incorporates by reference the press releases attached hereto as Exhibits 99.1 and 99.2.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

 Exhibits

Exhibit No.	Description
Exhibit 10.1	Asset Purchase Agreement between Uranium 308 Corp., Success Start Energy Investment Co. and Tooroibandi Limited, dated January 15, 2008.
Exhibit 99.1	Press Release dated January 9, 2008.
Exhibit 99.2	Press Release dated January 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2008

URANIUM 308 CORP.

	By:	/s/ Dennis Tan
	Name:	Dennis Tan
	Title:	President and a Director